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                                                                  EXHIBIT 3.1.31

[SEAL]

                             Office of the Secretary of State
                             Corporations Section
                             P.O. Box 13697
                             Austin, Texas 78711-3697

                            ASSUMED NAME CERTIFICATE
                     FOR FILING WITH THE SECRETARY OF STATE

1. The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application for certificate of authority or comparable document is

                  SCI Enclosures (Denton), Inc.

2. The assumed name under which the business or professional service is or is to be conducted or rendered is

                  SCI Enclosures

3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas and the address of its registered or similar office in that jurisdiction is

          c/o CT Corporation System, 350 North St. Paul Street, Dallas, TX 75201

4. The period, not to exceed 10 years, during which the assumed name will be used is

                  Ten (10) years

5.       The entity is a (check one):

         A.
           [X]  Business Corporation               [ ]  Non-Profit Corporation
           [ ]  Professional Corporation           [ ]  Professional Association
           [ ]  Limited Liability Company          [ ]  Limited Partnership
           [ ]  Registered Limited Liability
                Partnership

         B. If the entity is some other type business, professional or other association that is incorporated, please specify below (e.g., bank, savings and loan association, etc.)

         _______________________________________________________________________

6. If the entity is required to maintain a registered office in Texas, the address of the registered office is c/o CT Corporation System. 350 North St. Paul Street, Dallas, TX 75201 and the name of its registered agent at such address is CT Corporation System The address of the principal office (if not the same as the registered office) is 2200 Worthington Drive, Denton, Texas 76207 (Denton County)

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7.       If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is _______________________
         _______________________________________________________________________

         and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is ___
         _______________________________________________________________________

         and the office address elsewhere is ___________________________________
         _______________________________________________________________________

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT"
                  ALL
         _______________________________________________________________________

9. The undersigned, if acting in the capacity of an attorney-in-fact of the entity, certifies that the entity has duly authorized the attorney-in-fact in writing to execute this document.

                                    By /s/ George J. King
                                       -----------------------------------------
                                       Signature of officer, general partner,
                                       manager, representative or
                                       attorney-in-fact of the entity

         State of     Alabama         )
                                      )
         County of    Madison         )

         This instrument was acknowledged before me on 8/22/01 by George J. King
                         (name of person acknowledging)

         (Notary Seal)

                                        /s/ Carol A. Pannell
                                    --------------------------------------------
                                    Signature of Notary My Commission Expires
                                    9/14/2004
                                    Notary Public

Form No. 503
Revised 9/99

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